SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

Landstar System, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

LANDSTAR SYSTEM, INC.
13410 Sutton Park Drive South
Jacksonville, Florida 32224

April 2, 2007

To the Stockholders of Landstar System, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Landstar System, Inc., on Thursday, May 3, 2007, at 9:00 a.m., central daylight time, to be held in the offices of Landstar System, Inc., at 1000 Simpson Road, Rockford, Illinois 61102. A notice of meeting, a proxy card, the 2006 Annual Report on Form 10-K and a Proxy Statement containing information about the matters to be acted upon are enclosed. It is important that your shares be represented at the meeting. Accordingly, I urge you to sign and date the enclosed proxy card and promptly return it in the enclosed pre-addressed, postage-paid envelope even if you are planning to attend the meeting.

I look forward to the Annual Meeting of Stockholders, and I hope you will attend the meeting or be represented by proxy.

HENRY H. GERKENS
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held May 3, 2007
PROXY STATEMENT
INTRODUCTION
RECORD DATE
PROXIES
PROXY SOLICITATION
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
VOTING SECURITIES
PROPOSAL NUMBER ONE — ELECTION OF DIRECTORS
DIRECTORS OF THE COMPANY
INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES
COMPENSATION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE OFFICERS OF THE COMPANY
Compensation Discussion and Analysis
REPORT OF THE COMPENSATION COMMITTEE
SECURITY OWNERSHIP BY MANAGEMENT AND OTHERS
PROPOSAL NUMBER TWO — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NUMBER THREE — PROPOSAL TO APPROVE THE LANDSTAR SYSTEM, INC. EXECUTIVE INCENTIVE COMPENSATION PLAN
EXECUTIVE INCENTIVE COMPENSATION PLAN
STOCKHOLDER PROPOSALS
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS
OTHER MATTERS
PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY
LANDSTAR SYSTEM, INC. EXECUTIVE INCENTIVE COMPENSATION PLAN (EFFECTIVE AS OF JANUARY 1, 2007)

LANDSTAR SYSTEM, INC.
13410 Sutton Park Drive South
Jacksonville, Florida 32224

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 3, 2007

Notice is hereby given that the 2007 Annual Meeting of Stockholders of Landstar System, Inc., a Delaware corporation (the “Company”), will be held in the offices of Landstar System, Inc., at 1000 Simpson Road, Rockford, Illinois 61102, on Thursday, May 3, 2007, at 9:00 a.m., central daylight time, for the following purposes:

(1) To elect two Class II Directors for terms to expire at the 2010 Annual Meeting of Stockholders;

(2) To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2007;

(3) To consider approval of the Company’s Executive Incentive Compensation Plan (the “EICP Plan”), which is being submitted for approval by the stockholders to assure the deductibility by the Company for federal income tax purposes of certain compensation payable under the EICP Plan; and

(4) To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 15, 2007 will be entitled to notice of and to vote at the meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting at the address set forth above and during business hours from April 23, 2007 to the date of the meeting at 13410 Sutton Park Drive South, Jacksonville, Florida 32224, the Company’s corporate headquarters.

All stockholders are cordially invited to attend the meeting in person. Whether you expect to attend the Annual Meeting or not, your proxy vote is very important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada.

By Order of the Board of Directors

/s/  MICHAEL K. KNELLER

MICHAEL K. KNELLER
Vice President, General Counsel and Secretary

Jacksonville, Florida
April 2, 2007

IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED
AND RETURNED PROMPTLY

LANDSTAR SYSTEM, INC.

PROXY STATEMENT

April 2, 2007

INTRODUCTION

This Proxy Statement is furnished to the stockholders of Landstar System, Inc. (the “Company”) in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board”) to be voted at the Annual Meeting of Stockholders to be held at 1000 Simpson Road, Rockford, Illinois 61102 on Thursday, May 3, 2007 at 9:00 a.m., central daylight time (the “2007 Annual Meeting”). The 2006 Annual Report to Stockholders (which does not form a part of the proxy solicitation material), including the financial statements of the Company for fiscal year 2006, is enclosed herewith. The mailing address of the principal executive offices of the Company is 13410 Sutton Park Drive South, Jacksonville, Florida 32224. This Proxy Statement, accompanying form of proxy, Notice of 2007 Annual Meeting and 2006 Annual Report are being mailed to the stockholders of the Company on or about April 2, 2007.

RECORD DATE

The Board has fixed the close of business on March 15, 2007 as the record date for the 2007 Annual Meeting. Only stockholders of record on that date will be entitled to vote at the meeting in person or by proxy.

PROXIES

Shares cannot be voted at the meeting unless the owner thereof is present in person or by proxy. The proxies named on the enclosed proxy card were appointed by the Board to vote the shares represented by the proxy card. If a stockholder does not return a signed proxy card, his or her shares cannot be voted by proxy. Stockholders are urged to mark the boxes on the proxy card to show how their shares are to be voted. All properly executed and unrevoked proxies in the accompanying form that are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with any specification thereon, or if no specification is made, will be voted “FOR” each of the following proposals: (i) the election of the named nominees, (ii) the ratification of KPMG LLP as the independent registered public accounting firm for the Company and (iii) the approval of the Company’s Executive Incentive Compensation Plan. Each of these proposals is more fully described in this Notice of 2007 Annual Meeting. The proxy card also confers discretionary authority on the proxies to vote on any other matter not presently known to management that may properly come before the 2007 Annual Meeting.

Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the same (i) upon receipt by the Company before the proxy is voted of a duly executed proxy bearing a later date, (ii) by written notice of revocation to the Secretary of the Company received before the proxy is voted or (iii) by such person(s) voting in person at the 2007 Annual Meeting.

The Board has selected The Bank of New York as Inspectors of Election (the “Inspectors”) pursuant to Article I of the Company’s Bylaws, as amended and restated (the “Bylaws”). The Inspectors shall ascertain the number of shares outstanding, determine the number of shares represented at the 2007 Annual Meeting by proxy or in person and count all votes and ballots. Each stockholder shall be entitled to one vote for each share of Common Stock (as defined hereafter) and such votes may be cast either in person or by written proxy.

PROXY SOLICITATION

The cost of the preparation of proxy materials and the solicitation of proxies will be paid by the Company. The Company has engaged Georgeson Shareholder Communications, Inc. as the proxy solicitor for the meeting for a fee of approximately $7,000 plus reasonable expenses. In addition to the use of the mails, certain directors, officers or employees of the Company may solicit proxies by telephone or personal contact. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

A description of the procedures as to how stockholders may send communications to the Board of Directors or individual Board members is included on the Company’s website at www.landstar.com under Corporate Governance.

VOTING SECURITIES

Shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), are the only class of voting securities of the Company which are outstanding. On March 15, 2007, 55,675,487 shares of Common Stock were outstanding. At the 2007 Annual Meeting, each stockholder of record at the close of business on March 15, 2007 will be entitled to one vote for each share of Common Stock owned on that date as to each matter properly presented to the 2007 Annual Meeting. The holders of a majority of the total number of the issued and outstanding shares of Common Stock shall constitute a quorum for purposes of the 2007 Annual Meeting.

PROPOSAL NUMBER ONE — ELECTION OF DIRECTORS

The Board is divided into three classes (Class I, Class II and Class III), with Directors in each class serving staggered three-year terms. At each annual meeting of stockholders, the terms of Directors in one of these three classes expire. At that annual meeting of stockholders, Directors are elected in a class to succeed the Directors whose terms expire, with the terms of that class of Directors so elected to expire at the third annual meeting of stockholders thereafter. Pursuant to the Company’s Bylaws, new Directors elected by the remaining Board members to fill a vacancy on the Board shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class of which they have been elected expires and until such Director’s successors shall have been duly elected and qualified. There are currently seven members of the Board of Directors. Merritt J. Mott, who has served as a member of the Board of Directors since 1994, will cease to serve as a director upon completion of his current term at the 2007 Annual Meeting of Stockholders. The Company as well as the other members of the Board have greatly appreciated Mr. Mott’s service to the Company and its stockholders and wish him well in his future endeavors. As of the meeting, the size of the Board of Directors will be reduced to six members: two Class II Directors to be elected at the 2007 Annual Meeting of Stockholders (whose members’ terms will expire at the 2010 Annual Meeting of Stockholders), two Class III Directors whose terms will expire at the 2008 Annual Meeting of Stockholders and two Class I Directors whose terms will expire at the 2009 Annual Meeting of Stockholders. The Board of Directors may decide to expand the size of the Board and nominate a new director or directors in the future.

The Board has nominated William S. Elston and Diana M. Murphy for election as Class II Directors. It is intended that the shares represented by the accompanying form of proxy will be voted at the 2007 Annual Meeting for the election of nominees William S. Elston and Diana M. Murphy as Class II Directors, unless the proxy specifies otherwise. Each Class II Director’s term will expire at the 2010 Annual Meeting of Stockholders. Each nominee has indicated his or her willingness to serve as a member of the Board, if elected. The Board has determined that, if elected to serve another term on the Board, Mr. Elston will continue to serve as the Lead Independent Director.

If, for any reason not presently known, any of William S. Elston and Diana M. Murphy is not available for election at the time of the 2007 Annual Meeting, the shares represented by the accompanying form of proxy may be voted for the election of one or more substitute nominee(s) designated by the Board or a committee thereof, unless the proxy withholds authority to vote for such substitute nominee(s).

Assuming the presence of a quorum, to be elected, a nominee must receive the affirmative vote of the holders of a majority of the Common Stock, present, in person or by proxy, at the 2007 Annual Meeting. Abstentions from voting and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

DIRECTORS OF THE COMPANY

The following information describes the principal occupation or employment, other affiliations and business experience of each nominee named above and the other persons whose terms as Directors will continue after the 2007 Annual Meeting.

Name	Age	Business Experience

CLASS II — Nominees to serve as Directors until the 2010 Annual Meeting
William S. Elston	66	Mr. Elston has been a Director of the Company since February 1998 and was a Director of Landstar System Holdings, Inc. (a wholly-owned subsidiary of the Company) (“LSHI”) from February 1998 to July 2004. Mr. Elston was an Executive Recruiting Consultant from December 1999 until December 2003. He was President and Chief Executive Officer of Clean Shower, L.P. from November 1998 to December 1999. He served as Managing Director/Executive Vice President of DHR, International, an executive recruiting firm, from February 1995 to November 1998. He was Executive Vice President of Operations, Steelcase, Inc., April 1994 to January 1995. Mr. Elston was President and Chief Executive Officer of GATX Logistics, Inc. from 1990 through March 1994.
Diana M. Murphy	50	Ms. Murphy has been a Director of the Company since February 1998 and was a Director of LSHI from February 1998 to July 2004. Ms. Murphy is a Managing Director of Rocksolid Holdings, LLC, a private equity firm. From 1997 to 2007, she was a Managing Director at Chartwell Capital Management Company, a private equity firm. Ms. Murphy was an associate with Chartwell Capital and served as interim President for one of Chartwell’s portfolio companies, Strategic Media Research, Inc. in 1996. She was Senior Vice President for The Baltimore Sun, a division of The Tribune Corporation, from 1992 to 1995. Ms. Murphy also serves on the Board of Directors of Raymedica, Inc., The Coastal Bank of Georgia and the Southeast Georgia Boys and Girls Club.

CLASS III — Directors whose terms expire at the 2008 Annual Meeting
David G. Bannister	51	Mr. Bannister has been a Director of the Company since April 1991 and was a Director of LSHI from October 1988 to July 2004. Mr. Bannister is Executive Vice President and Chief Development Officer of FTI Consulting, Inc. and has held that position since June 2005. From 1998 to 2003, Mr. Bannister was a General Partner of Grotech Capital Group, a private equity and venture capital firm. Prior to joining Grotech Capital Group in May 1998, Mr. Bannister was a Managing Director at Deutsche Bank Alex Brown Incorporated. Mr. Bannister also serves on the Board of Directors of Allied Holdings, Inc.

Name	Age	Business Experience

Jeffrey C. Crowe	60	Mr. Crowe has been Chairman of the Board of the Company since April 1991. Mr. Crowe was Chief Executive Officer of the Company from December 2001 to June 30, 2004 and President and Chief Executive Officer of the Company from April 1991 to December 2001. He was Chief Executive Officer of LSHI from June 1989 to June 30, 2004. He was Chairman of the Board of LSHI from March 1991 to June 30, 2004. He was a member of the Board of Directors of each of the Subsidiaries, except Signature and Landstar Global Logistics, until June 30, 2004. Mr. Crowe has served as a Director of the U.S. Chamber of Commerce since February 1998, serving as Vice Chairman from June 2002 until May 2003 and as Chairman from June 2003 to June 2004. He served as Chairman of the National Defense Transportation Association (the ‘‘NDTA”) from October 1993 to July 2003. He has served as a Director of Silgan Holdings, Inc. since May 1997, a Director of the National Chamber Foundation since November 1997 and a Director of SunTrust Banks, Inc. since April 2004. He became a member of the Board of Directors of PSS World Medical, Inc. in March 2007 and began to serve on the National Surface Transportation Infrastructure Financing Commission in March 2007.

CLASS I — Directors whose terms expire at the 2009 Annual Meeting
Ronald W. Drucker	65	Mr. Drucker has been a Director of the Company since April 1994 and was a Director of LSHI from April 1994 to July 2004. Mr. Drucker is the Chairman of the Board of Trustees of the Cooper Union for the Advancement of Science and Art. Between 1966 and 1992, Mr. Drucker served with CSX Corporation predecessor companies in various capacities, including President and Chief Executive Officer of CSX Rail Transport. He is a member of the American Railway Engineering and Maintenance-of-Way Association, the American Society of Civil Engineers and the NDTA. Mr. Drucker serves as a member of the Board of Directors of the L.D. Pankey Dental Foundation and the B&O Railroad Museum.

Name	Age	Business Experience

Henry H. Gerkens	56	Mr. Gerkens has been a Director of the Company and LSHI since May 2000. Mr. Gerkens has been President and Chief Executive Officer of the Company and LSHI since July 1, 2004. He was President and Chief Operating Officer of the Company and LSHI from December 2001 to June 30, 2004. He served as Executive Vice President and Chief Financial Officer of the Company and LSHI from November 1994 to July 2001. He served as Vice President and Chief Financial Officer of the Company from January 1993 to November 1994 and held the same positions at LSHI from August 1988 to November 1994. Mr. Gerkens is a member of the Board of Directors of each wholly-owned direct or indirect subsidiary of the Company (collectively the ‘‘Subsidiaries”) including: Landstar Gemini, Inc. (‘‘Landstar Gemini”) Landstar Inway, Inc. (‘‘Landstar Inway”), Landstar Ligon, Inc., (‘‘Landstar Ligon”), Landstar Contractor Financing, Inc. (‘‘LCFI”), Landstar Carrier Services, Inc. (‘‘LCS”), Risk Management Claim Services, Inc., (‘‘RMCS”), Landstar Ranger, Inc., (‘‘Landstar Ranger”), Signature Insurance Company (‘‘Signature”), Signature Technology Services, Inc. (‘‘STSI”), Landstar Corporate Services, Inc. (‘‘LCSI”), Landstar Global Logistics, Inc. (‘‘Landstar Global Logistics”), Landstar Express America, Inc. (‘‘Landstar Express America”) and Landstar Logistics, Inc. (‘‘Landstar Logistics”).

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

The business of the Company is managed under the direction of the Board. The Board meets on a regularly scheduled basis four times a year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings and acts by written consent when important matters require Board action between scheduled meetings.

Attendance at Annual Meetings

Each member of the Board of Directors is required to attend all meetings (whether special or annual) of the stockholders of the Company. In the case where a Company Director is unable to attend a special or annual stockholders meeting, such absence shall be publicly disclosed in the subsequent Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission and an explanation for such absence shall be provided to the Company’s Nominating and Corporate Governance Committee. Any consideration of additional Company action, as appropriate, with respect to such absence shall be solely within the discretion of the Nominating and Corporate Governance Committee. All Board members attended the Annual Meeting of Stockholders held on May 4, 2006.

Attendance at Board Meetings

During the 2006 fiscal year, the Board held four regularly scheduled meetings, nine telephonic meetings and acted twice by unanimous written consent. During the 2006 fiscal year, each Director attended 75% or more of the total number of meetings during such periods of the Board and each committee of the Board on which such Director serves.

Independent Directors

Each of David G. Bannister, Ronald W. Drucker, William S. Elston, Merritt J. Mott and Diana M. Murphy is an “independent director”, as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market (such Directors are, collectively, the “Independent Directors”). The Independent Directors of the Board held five meetings during fiscal year 2006 without the presence of management or any non-Independent Directors.

At a meeting of the Independent Directors on February 1, 2006, the Independent Directors adopted Lead Independent Director Policy Guidelines and elected William S. Elston as the Lead Independent Director to serve for such term as the Independent Directors may determine.

Committees of the Board

The Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Safety Committee and a Strategic Planning Committee to devote attention to specific subjects and to assist in the discharge of its responsibilities. The functions of those committees and the number of meetings held during 2006 are described below. The Board does not have an Executive Committee. In addition, the Board has established a Disclosure Committee comprised of members of management, including one employee member of the Board, to establish and maintain certain disclosure controls and procedures to ensure accurate and timely disclosure in the Company’s periodic reports filed with the Securities and Exchange Commission.

Audit Committee

The members of the Audit Committee are David G. Bannister, Ronald W. Drucker, William S. Elston, Merritt J. Mott and Diana M. Murphy, each an Independent Director.

The Audit Committee (i) appoints the independent registered public accounting firm for the Company and monitors the performance of such firm, (ii) reviews and approves the scope and results of the annual audits, (iii) evaluates with the independent registered public accounting firm the Company’s annual audit of the consolidated financial statements and audit of the effectiveness of internal control over financial reporting, (iv) monitors the performance of the Company’s internal audit function, (v) reviews with management the annual and quarterly financial statements, (vi) reviews with management and the internal auditors the status of internal control over financial reporting, (vii) reviews and maintains procedures for the anonymous submission of complaints concerning accounting and auditing irregularities and (viii) reviews problem areas having a potential financial impact on the Company which may be brought to its attention by management, the internal auditors, the independent registered public accounting firm or the Board. In addition, the Audit Committee preapproves all non-audit related services provided by the independent registered public accounting firm and approves the independent registered public accounting firm’s fees for services rendered to the Company. During the 2006 fiscal year, the Audit Committee held four meetings and six telephonic meetings. The Charter of the Audit Committee is available on the Company’s website at www.landstar.com under Corporate Governance.

Compensation Committee

The members of the Compensation Committee are David G. Bannister, Ronald W. Drucker, William S. Elston, Merritt J. Mott and Diana M. Murphy, each an Independent Director.

The Compensation Committee functions include (i) reviewing and making determinations with respect to matters having to do with the compensation of executive officers and Directors of the Company and (ii) administering certain plans relating to the compensation of officers and Directors. During the 2006 fiscal year, the Compensation Committee held two meetings.

The Compensation Committee does not have a charter. The Compensation Committee has full and complete discretion to establish the compensation payable to the Company’s Chief Executive Officer, and that of other executive officers. With regard to such other executive officers, the Compensation Committee considers the recommendations of the Chief Executive Officer. The Compensation Committee following authorization by the Company’s Board of Directors has delegated to the Company’s Chief Executive Officer authority with respect to management annual compensation decisions up to $150,000 upon consultation with the Chairman of the

Compensation Committee and the authority to grant 1,000 stock options to potential new employees at the director level or below of the Company. The Compensation Committee has otherwise not delegated to management any of its responsibilities with respect to the compensation of the executive officers of the Company, except in respect to the day to day operations of the Company’s compensation plans.

The Compensation Committee has the authority to hire and negotiate the terms of compensation for its advisers, including compensation consultants. The Compensation Committee periodically reviews the Company’s compensation programs, and when it last conducted such a review process in 2004, it retained Mercer Consulting to assist it in this process.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are David G. Bannister, Ronald W. Drucker, William S. Elston, Merritt J. Mott and Diana M. Murphy, each an Independent Director.

The Nominating and Corporate Governance Committee functions include identifying persons for future nomination for election to the Board of Directors. During the 2006 fiscal year, the Nominating and Corporate Governance Committee held two meetings. Stockholders who wish to submit names to the Nominating and Corporate Governance Committee for consideration should do so in writing addressed to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

The Charter of the Nominating and Corporate Governance Committee was approved and adopted by the Board of Directors at the February 27, 2004 board meeting. The Charter more fully describes the purposes, membership, duties and responsibilities of the Nominating and Corporate Governance Committee. A copy of the Charter of the Nominating and Corporate Governance Committee is included on the Company’s website at www.landstar.com under Corporate Governance. The Nominating and Corporate Governance Committee approved and adopted Corporate Governance Guidelines at its February 1, 2006 meeting. The Corporate Governance Guidelines set forth, among other things, guidelines with respect to Director qualification standards and Board membership criteria, limitations on the number of public company boards on which a director may serve, attendance of Directors at board meetings, Director compensation, Director education, evaluation of the Company’s Chief Executive Officer and Board self-assessment.

The Nominating and Corporate Governance Committee oversees an annual self-evaluation conducted by the Board in order to determine whether the Board and its Committees are functioning effectively. The Nominating and Corporate Governance Committee also oversees individual Director self-assessments in connection with the evaluation of such Director every three years for purposes of making a recommendation to the Board as to the persons who should be nominated for election or re-election, as the case may be, at the upcoming annual meeting of stockholders.

The Nominating and Corporate Governance Committee considers candidates for Board Membership suggested by its members and other Board members, as well as management and stockholders. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for the Board of Directors based on whether or not the nominee is recommended by a stockholder. The Nominating and Corporate Governance Committee evaluates prospective nominees against a number of minimum standards and qualifications, including business experience and financial literacy. The Nominating and Corporate Governance Committee also considers such other factors as it deems appropriate, including the current composition of the Board, the balance of management and Independent Directors, the need for Audit Committee or other relevant expertise and the evaluations of other prospective nominees. The Committee then determines whether to interview the prospective nominees, and, if warranted, one or more of the members of the Nominating and Corporate Governance Committee, and others as appropriate, interview such prospective nominees whether in person or by telephone. After completing this evaluation and interview, the Nominating and Corporate Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors. The Board of Directors then determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.

Safety Committee

The members of the Safety Committee are Jeffrey C. Crowe, David G. Bannister, Ronald W. Drucker, William S. Elston, Merritt J. Mott, Henry H. Gerkens and Diana M. Murphy.

The Safety Committee functions include the review and oversight of the Company’s safety performance, goals and strategies. During the 2006 fiscal year, the Safety Committee held two meetings and did not act by written consent.

Strategic Planning Committee

The members of the Strategic Planning Committee are Jeffrey C. Crowe, David G. Bannister, Ronald W. Drucker, William S. Elston, Merritt J. Mott, Henry H. Gerkens and Diana M. Murphy.

The Strategic Planning Committee functions include the development of strategic objectives and policies and procedures to achieve the strategic objectives of the Company. The Strategic Planning Committee solicits the views of the Company’s senior management and determines strategic directions for implementation. During the 2006 fiscal year, the Strategic Planning Committee held one meeting and did not act by written consent.

COMPENSATION OF DIRECTORS

For 2006, Directors who were not employees of the Company were paid an annual Director’s fee of $25,000, a fee of $2,000 for each Board meeting attended in person, a fee of $1,000 for each telephonic Board meeting attended, and a fee of $1,000 for each in person or telephonic meeting of a committee attended if the committee meeting was held on a day other than a day on which a Board meeting was held. The chairman of each of the audit committee and the compensation committee was paid an annual retainer fee of $8,000 in addition to fees paid with respect to attendance at committee meetings. In addition, each Director who was not an employee of the Company was paid a Director’s retainer fee of $25,000 upon his or her election or re-election to the Board. Directors were also reimbursed for expenses incurred in connection with attending Board meetings.

Effective January 1, 2007, each Director who is not an employee of the Company is paid an annual fee of $48,000 with no additional fees payable for attendance at or participation in Board or committee meetings or service as a chairman of a committee of the Board. Directors will continue to be reimbursed for expenses incurred in connection with attending Board meetings. In addition, Directors who are not employees of the Company will be paid a retainer fee of $25,000 upon his or her election or re-election to the Board.

Prior to 2003, Directors who were elected or re-elected to the Board at an annual stockholders meeting were granted options to purchase Common Stock of the Company under the 1994 Director’s Stock Option Plan. In 2003, the 1994 Director’s Stock Option Plan was replaced by the Director’s Stock Compensation Plan. Pursuant to the Company’s Director’s Stock Compensation Plan, each non-employee Director receives 6,000 shares of the Company’s Common Stock, subject to certain restrictions on transfer, upon his or her election or re-election to the Board. Under the Director’s Stock Compensation Plan, Mr. Elston and Ms. Murphy, each a Director Nominee nominated for re-election at the Annual Meeting of Stockholders scheduled to be held on May 3, 2007, will receive 6,000 shares of the Company’s Common Stock if re-elected.

Directors who are also employees of the Company do not receive any additional compensation for services as a Director, for services on committees of the Board or for attendance at meetings, but are eligible for expense reimbursement. With respect to Mr. Crowe, the Company’s non-executive Chairman of the Board, the Company and Mr. Crowe entered into a letter agreement, dated April 27, 2004, a copy of which was attached as Exhibit 10.2 to a Current Report on Form 8-K, filed by the Company on April 27, 2004 and which is incorporated by reference to the Company’s Annual Report on Form 10-K for the year ending December 30, 2006 as Exhibit 10.16. Pursuant to this letter agreement, Mr. Crowe receives an annual base salary of $250,000 and is entitled to continue to participate in all of the Company’s employee benefit plans, programs and arrangements. This letter agreement also sets forth the terms and conditions under which Mr. Crowe continues to provide the Company services in addition to those performed by other Directors.

The following table summarizes the compensation paid to Mr. Crowe and the Independent Directors during 2006.

Director Compensation

	Fees Earned or
	Paid in Cash	Stock Awards	Option Awards	Total
Name	($)	($)(1)	($)(2)	($)

David G. Bannister	51,000			51,000
Jeffrey C. Crowe	250,000		267,314	517,314
Ronald W. Drucker	77,000	264,798		341,798
William S. Elston	44,000			44,000
Merritt J. Mott	44,000			44,000
Diana M. Murphy	44,000			44,000

(1)	Stock award amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 30, 2006, in accordance with Financial Accounting Standard No. 123R, Share-Based Payment (“FAS 123R”) for stock awarded upon Mr. Drucker’s re-election to the Board of Directors at the 2006 annual stockholders meeting. Mr. Drucker was granted 6,000 shares of the Company’s Common Stock at a weighted average fair value, calculated based upon the average of the high and low bid and ask prices per share of Common Stock as reported on NASDAQ on the date of grant, of $44.133 per share.

(2)	Amount for Mr. Crowe reflects the dollar amount recognized for financial reporting purposes for fiscal year ended December 30, 2006 in accordance with FAS 123R and includes amounts from option awards granted in 2004 and 2003. At December 30, 2006, Messrs. Bannister, Drucker, Elston and Mott and Ms. Murphy had 72,000, 72,000, 60,000, 36,000 and 136,000, respectively, option awards outstanding and exercisable to purchase the Company’s Common Stock. At December 30, 2006, Mr. Crowe had 124,000 options outstanding of which 89,334 were exercisable and 34,666 became exercisable on January 2, 2007.

The Compensation Committee of the Board has established stock ownership guidelines for Directors of the Company that recommend that each Director hold a minimum of 15,000 shares of the Company’s Common Stock within five years of such Director’s initial election to the Board. At March 15, 2007, all current Directors were in compliance with the stock ownership guidelines.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee is comprised of all of the Independent Directors. The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The independent registered public accounting firm is also responsible for auditing the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor these processes. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to the independent registered public accounting firm’s independence. The Audit Committee relies, without independent verification, on the information provided to it and on presentations and statements of fact made by management, the internal auditors and the independent registered public accounting firm.

In connection with these responsibilities, as discussed elsewhere in this Proxy, the Audit Committee held four meetings and six telephonic meetings during 2006. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors and the independent registered public accounting firm. The Audit Committee discussed with representatives of the independent registered public accounting firm the overall scope and plans for their audits. The Audit Committee also met with representatives of the independent registered public accounting firm, with and without management and the internal auditors present, during 2006 to discuss the December 30, 2006 financial statements and the Company’s internal control over financial reporting. The Audit Committee also reviewed and discussed the December 30, 2006 financial statements with management and reviewed and discussed the status of the Company’s internal control over financial reporting with management and the internal auditors. The Audit Committee also discussed with representatives of the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and also received written disclosures from the independent registered public accounting firm required by the Public Company Accounting Oversight Board Interim Independence Standards Rule 3600T (Independence Discussions with Audit Committees). The Audit Committee had discussions with representatives of the independent registered public accounting firm concerning the independence of the independent registered public accounting firm under the rules and regulations governing auditor independence promulgated under the Sarbanes-Oxley Act. The Audit Committee had discussions with management and the internal auditors concerning the process used to support certifications by the Company’s Chief Executive Officer and Co-Chief Financial Officers that are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act to accompany the Company’s periodic filings with the Securities and Exchange Commission.

The Board of Directors has determined that Mr. David Bannister, an independent director as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act, meets the SEC criteria of an “audit committee financial expert” under the standards established by Item 401(h)(2) of Regulations S-K under the Securities Act. Mr. Bannister’s extensive background and experience includes serving as a Managing Director of Deutsche Bank Alex Brown Incorporated, a General Partner of Grotech Capital Group, and currently as Executive Vice President and Chief Development Officer of FTI Consulting, Inc., a critical issues solutions firm listed on the New York Stock Exchange. In addition, Mr. Bannister was a certified public accountant employed as an audit manager at the firm of Deloitte, Haskins and Sells.

During 2006, the Audit Committee preapproved the continuation of all non-audit services to be rendered to the Company by the independent registered public accounting firm in 2006 (which services are disclosed elsewhere in this Proxy Statement) and concluded that these services were compatible with maintaining the independence of the registered public accounting firm.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 30, 2006, filed with the Securities and Exchange Commission on February 28, 2007. The Audit Committee has also selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2007 and has recommended to the Board that this selection be presented to the stockholders for ratification.

THE AUDIT COMMITTEE

David G. Bannister, Chairman
Ronald W. Drucker
William S. Elston
Merritt J. Mott
Diana M. Murphy

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth the name, age, principal occupation and business experience during the last five years of each of the current executive officers (the “Executive Officers”) of the Company. The Executive Officers of the Company serve at the discretion of the Board and until their successors are duly elected and qualified. For information regarding ownership of Common Stock by the Executive Officers of the Company, see “Security Ownership by Management and Others.” There are no family relationships among any of the Directors and Executive Officers of the Company or any of its Subsidiaries.

Name	Age	Business Experience

Henry H. Gerkens	56	See previous description under “Directors of the Company.”
Robert C. LaRose	52	Mr. LaRose was named Executive Vice President and Co-Chief Financial Officer on January 2, 2007. Mr. LaRose was Executive Vice President and Chief Financial Officer of the Company and LSHI from January 2005 to January 1, 2007. Mr. LaRose was also Secretary of the Company from January 2005 to June 2005. Mr. LaRose was Vice President, Chief Financial Officer and Secretary of the Company and LSHI from December 2001 to January 2005. He served as Vice President of Finance, Treasurer and Assistant Secretary of the Company and LSHI from September 2001 to December 2001. He served as Vice President of Finance and Treasurer of the Company and LSHI from October 1995 to September 2001. He served as Vice President and Controller of the Company from January 1993 to October 1995 and held the same positions at LSHI from March 1989 to October 1995. Mr. LaRose was Assistant Treasurer of the Company from May 1991 to January 1993. He is also an officer of each of the Subsidiaries.
James B. Gattoni	45	Mr. Gattoni was named Vice President and Co-Chief Financial Officer of the Company on January 2, 2007. Mr. Gattoni has been an Executive Officer of the Company since January 2005. He was Vice President and Corporate Controller of LSHI from July 2000 to January 1, 2007. He was Corporate Controller from November 1995 until July 2000. He is also an officer of each of the Subsidiaries.
Ronald G. Stanley	56	Mr. Stanley was named Vice President and Chief Operating Officer of the Company on January 5, 2006. Mr. Stanley has been an Executive Officer of the Company since January 2005. He was President of Landstar Express America and a Vice President of LSHI from 1996 to January 5, 2006. Previously, he was Vice President-Marketing and Sales at Roadway Global Air.

Name	Age	Business Experience

Michael K. Kneller	32	Mr. Kneller has been an Executive Officer of the Company since June 2005. He has been Vice President, General Counsel and Secretary of the Company since June 2005. Prior to joining the Company in 2005, Mr. Kneller was a corporate attorney at the law firm of Debevoise and Plimpton LLP. He is also an officer of each of the Subsidiaries, other than Signature.
Jeffrey L. Pundt	56	Mr. Pundt has been an Executive Officer of the Company since January 2005. Mr. Pundt was named President of Landstar Ranger, Landstar Inway, Landstar Ligon, Landstar Gemini and Landstar Carrier Services (collectively, the ‘‘Landstar Carrier Group”) in May 2005. From June 2001 to May 2005, he served as Executive Vice President of Landstar Carrier Group Specialized Freight Service. From 1996 to June 2001, he was President of Landstar Inway. Prior to 1996, he held various positions at Landstar Inway.
Jim M. Handoush	45	Mr. Handoush has been an Executive Officer of the Company since January 2005. Mr. Handoush was named President of Landstar Global Logistics and Landstar Express America on January 5, 2006. He has been President of Landstar Logistics since July 2004. From January 2003 until July 2004, he was Executive Vice President and Chief Financial Officer of Landstar Logistics. From January 1996 until July 2004, he was Vice President and Chief Financial Officer of Landstar Logistics.
Larry S. Thomas	46	Mr. Thomas has been an Executive Officer of the Company since January 2005. He has been Vice President and Chief Information Officer of LSHI since May 2001. He was Vice President Research and Development of LSHI from July 2000 until May 2001. From April 1994 until July 2000, he was Director of Management Information Systems of Landstar Ligon.
Joseph J. Beacom	42	Mr. Beacom has been an Executive Officer of the Company since January 2006. He has served as Vice President and Chief Compliance, Security and Safety Officer of LSHI since May 2005. From March 2000 to April 2005, he was Chief Compliance Officer of LSHI. He was Vice President of Safety and Quality for Landstar Inway from March 1998 to March 2000, Vice President of Operations for Landstar Inway from January 1996 to March 1998 and was Senior Director of Operations of Landstar Inway from July 1995 to December 1995.

Compensation Discussion and Analysis

Overall Policy

The Company’s executive compensation philosophy is designed to attract and motivate executive talent best suited to develop and implement the Company’s business strategy. These objectives are attained by tying a significant portion of each executive’s compensation to the Company’s success in meeting specified annual corporate financial performance goals and, through the grant of stock options, to appreciation in the Company’s stock price. The Company’s philosophy is to recognize individual contributions while supporting a team approach in achieving overall business objectives and increasing shareholder value.

The key elements of the Company’s executive compensation consist of base salary, annual incentive payments and stock options. The Company’s policies with respect to each of these elements, including the basis for the compensation awarded, are discussed below.

The Company’s philosophy is to pay annual compensation generally in cash, with long-term incentive compensation paid in the form of stock options. Base salary is intended to constitute a modest percentage of total compensation. The annual incentive compensation plan is designed to pay substantial compensation for superior performance. Stock options have historically accounted for a significant portion of each Executive Officer’s total compensation. The Company believes this approach both rewards for performance and is generally aligned with the Company’s variable cost business model. The Company awards stock options to its Executive Officers as a reward for the achievement of overall business objectives and to help align management’s future interests with that of the Company’s stockholders.

The Compensation Committee of the Company’s Board of Directors is solely responsible for decisions regarding the compensation of the Company’s Chief Executive Officer, Henry H. Gerkens, and taking into consideration recommendations of the Chief Executive Officer, is also responsible for decisions with respect to the compensation awarded to the Company’s Co-Chief Financial Officer, Robert C. LaRose, formerly the Chief Financial Officer, and the other individuals whose compensation is detailed elsewhere in this Proxy Statement (collectively herein referred to as the “Named Executives”), subject to review by the entire Board of Directors of the Company.

The executive compensation program is reviewed annually by the Compensation Committee. Periodically, at the Compensation Committee’s sole discretion, an independent review of the executive compensation program may be performed by outside consultants. The last such review took place during the Company’s 2004 fiscal year.

Base Salaries

Base salaries for Executive Officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual. Salary adjustments are determined by evaluating the performance of the Company and of each Executive Officer, and also take into account the assumption of new responsibilities. In the case of Executive Officers with responsibility for an operating subsidiary, the financial results of such operating subsidiary are also considered. The base salaries of the five Named Executives are detailed in the Summary Compensation Table that follows.

Annual Incentive Compensation

The Company’s objective with respect to its Incentive Compensation Plan (the “ICP”) is to encourage the Company’s Executive Officers to achieve various financial goals linked to operating objectives for the Company’s upcoming fiscal year. These annual goals are developed as part of the Company’s budgeting process and in general are aligned with the Company’s long-term objectives with respect to earnings growth. Prior to the beginning of each annual fiscal period, the Compensation Committee reviews and approves budgeted amounts for consolidated operating income and diluted earnings per share. Once the annual budgeted goals are approved, the ICP is designed to incent management to meet and when possible to exceed their goals. An executive’s incentive compensation payment continues to increase as actual results for the fiscal year exceed budgeted amounts. As further described below, actual payments under the ICP are calculated based upon how much actual results exceed budgeted amounts, using a predetermined formula, up to the maximum annual payment as per the Company’s executive incentive compensation plan as approved by the Company’s stockholders. For the 2006 fiscal year, the maximum annual payment was $3 million.

The ICP targets for Messrs. Gerkens and LaRose are set to specific diluted earnings per share amounts related to the Company’s annual operating budget. For the other Named Executives, Ronald Stanley, Chief Operating Officer, Larry Thomas, Chief Information Officer and Jeffrey Pundt, President of the Landstar Carrier Group, one-half of their ICP payment is based upon the Company’s achievement of diluted earnings per share targets. The other half of their ICP payment is based upon the achievement of budgeted consolidated operating income. The Company has met or exceeded the budgeted amount for diluted earnings per share in five of the preceding six fiscal years. The Company has met or exceeded the budgeted amount for consolidated operating income in five of the preceding six fiscal years.

The ICP targets for Messrs. Gerkens and LaRose solely relate to budgeted diluted earnings per share whereas the ICP targets for Messrs. Stanley, Thomas and Pundt relate in part to budgeted consolidated operating income as (1) Messrs. Gerkens and LaRose are in positions of responsibility with respect to all of the components that affect the Company’s diluted earnings per share amounts, (2) the Compensation Committee believes that diluted earnings per share is the primary financial measure reflecting the performance of the Company’s overall strategic direction and on that basis evaluates the performance of the Company’s Chief Executive Officer and Chief Financial Officer, (3) consolidated operating income reflects the performance of the functions over which each of Messrs. Stanley, Thomas and Pundt have responsibility and, as a result, achievement of budgeted consolidated operating income is considered an important component in the performance evaluation of each such Named Executive and (4) the Compensation Committee believes it is appropriate to compensate Named Executives upon achievement of Company-wide, rather than segment specific, budgeted targets in order to focus executive management on Company-wide strategic and financial performance goals.

The ICP is designed such that the amount of compensation to be paid for exceeding budgeted amounts is greater with respect to the diluted earnings per share portion as compared to the operating income portion. With respect to the portion of the ICP tied to diluted earnings per share, if the Company’s actual diluted earnings per share amount for the fiscal year equals budgeted diluted earnings per share (the “threshold”), the incentive payment equals 50% of the executive’s ICP percentage multiplied by his base salary (a “50% payout”). If the Company’s actual diluted earnings per share amount for the fiscal year equals budgeted diluted earnings per share after giving effect to the diluted earnings per share impact of an additional 50% payout to each executive (the “target”), the incentive payment equals the executive’s ICP percentage multiplied by his base salary. If actual results exceed the target amount, the ICP payment is calculated by multiplying the executive’s base salary by his ICP percentage multiplied by one plus a predetermined factor. For Named Executives whose ICP payment is only partially based on diluted earnings per share (Messrs. Stanley, Thomas and Pundt), the amount determined as described above is multiplied by 50% to reflect the weighting of that objective. With respect to the portion of the ICP tied to consolidated operating income, when actual consolidated operating income is equal to or greater than 90% of budgeted consolidated operating income, the executive’s ICP payment is calculated pursuant to a three-step formula: (1) actual consolidated operating income is divided by budgeted consolidated income, (2) this quotient is multiplied by the product of the executive’s base salary times his ICP percentage and (3) the resulting product is multiplied by 50% to reflect the weighting of that objective.

Under the Company’s sales incentive plan, Mr. Pundt, as an operating division president, is eligible for an additional incentive compensation payment based upon achievement of a budgeted revenue goal.

Stock Options

Under the Company’s 2002 Employee Stock Option Plan, stock options may be granted to the Company’s Executive Officers and certain other key employees. The Compensation Committee determines the number of stock options to be granted to a Named Executive based on such Named Executive’s job responsibilities, the individual performance evaluation of such Named Executive and overall Company performance. Stock options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. Grants to Named Executives made in 2006 vest in three equal annual installments commencing on the first anniversary of the date of grant. At other times, usually in connection with a promotion, Executive Officers may be granted stock options that vest 100% after a period that may range from three to five years from the date of grant. Stock options are typically granted to Named Executives once a year. The Company believes this approach to the granting of stock options is designed to encourage the creation of long-term stockholder value as no benefit can be realized from such options unless the stock price exceeds the exercise price.

Stock Ownership Guidelines

The Company believes that significant equity interests held by management helps to align the interests of stockholders and management and maximizes stockholder returns over the long term. To that end, the Compensation Committee of the Board has established stock ownership guidelines for Executive Officers of the Company that recommend designated levels of ownership of the Company’s Common Stock to be achieved within certain specified time periods depending on such Executive Officer’s position and salary.

Deferred Compensation

The Company maintains an Internal Revenue Service Code Section 401(k) Savings Plan (the “401(k) Plan”) for all eligible employees. The Company maintains a Supplemental Executive Retirement Plan (the “SERP”) for all officers, including the Named Executives, of the Company and its subsidiaries. The SERP is designed to provide officers with the option to receive the benefits — tax deferred investment of a certain percentage of the executive’s salary and a Company matching contribution on a certain portion of the executive’s contribution — that are offered under the Company’s 401(k) Plan on the portion of the executive’s salary that is not eligible to be included under the Company’s 401(k) Plan, because it is above the various limitations established in the Internal Revenue Code. Except for the elimination of the maximum salary limitations, the benefits and the investment options of the SERP are the same as the 401(k) Plan. Messrs. Gerkens, LaRose and Thomas are the only Named Executives who have elected to participate in the SERP.

Key Executive Employment Protection Agreements and Other Severance Arrangements

The Board has approved the execution of Key Executive Employment Protection Agreements for each of our Executive Officers, to assure that each of these officers will have a minimum level of personal financial security in the context of a change in control transaction to avoid undue distraction due to the risks of job security, and to enable such officer to act in the best interests of stockholders without being influenced by such officer’s economic interests. Each agreement provides certain severance benefits in the event of a change of control of the Company. Generally, if a covered executive’s employment is terminated by the Company without “cause” or by the executive for “good reason” in either such case, in connection with or within the two-year period following a change of control or if a covered executive terminates his employment for any reason six months following the change of control, such executive will be entitled to severance benefits consisting of a lump sum cash amount equal to a multiple of the sum of (A) the executive’s annual base salary and (B) the amount that would have been payable to the executive as an annual incentive compensation bonus for the year in which the change of control occurs, determined by multiplying his annual base salary by his total “participant’s percentage participation” established for such year under the ICP (or any successor plan thereto). The applicable multiples are: three times for Mr. Gerkens, two times for Messrs. LaRose, Kneller and Gattoni, and one time for Messrs. Pundt, Stanley, Handoush and Thomas. Under his agreement, Mr. Beacom is entitled to receive one-half times his annual base salary and one times the amount that would have been payable to him as an annual incentive compensation bonus. We believe that the terms of our Key Executive Employment Protection Agreements are consistent with market practice and assist us in retaining the services of our Executive Officers. We set the severance multiples for our Executive Officers based on their position and the potential impact to their continued employment in the event of a change of control and to remain competitive within our industry. Each agreement also provides for continuation of medical benefits and for certain tax gross-ups to be made to a covered executive in the event payments to the executive are subject to the excise tax on “parachute payments” imposed under Section 4999 of the Internal Revenue Code of 1986.

The Board has also approved the execution of (i) a letter agreement between the Company and Mr. Gerkens, dated July 2, 2002, a copy of which was attached as Exhibit 10.17 to the Annual Report of Form 10-K for the fiscal year ended December 28, 2002 and which is incorporated by reference to the Company’s Annual Report on

Form 10-K for the year ending December 30, 2006 as Exhibit 10.14 (the “2002 Gerkens Letter Agreement”) and (ii) a letter agreement between the Company and Mr. Gerkens, dated April 27, 2004, a copy of which was attached as Exhibit 10.1 to a Current Report on Form 8-K, filed by the Company on April 28, 2004 and which is incorporated by reference to the Company’s Annual Report on Form 10-K for the year ending December 30, 2006 as Exhibit 10.15 (the “2004 Gerkens Letter Agreement”). Pursuant to the 2002 Gerkens Letter Agreement, in the event Mr. Gerkens’ employment is involuntarily or constructively terminated by the Company in connection with a change in control, the Compensation Committee shall exercise its discretionary authority under the applicable employee stock option plans to provide Mr. Gerkens with the right to receive a cash payment in settlement of his outstanding options granted under such plans. Pursuant to the 2004 Gerkens Letter Agreement, in the event the Company terminates Mr. Gerkens’ employment other than for cause or disability or Mr. Gerkens terminates his employment other than for good reason at any time that Mr. Gerkens’ rights to receive severance is not governed by his Key Executive Employment Protection Agreement, the Company shall pay Mr. Gerkens a lump sum severance benefit equal to two times his annual base salary and shall provide Mr. Gerkens with continued participation in the Company’s employee and executive welfare benefit plans, an entitlement to receive any vested amounts or benefits owing to him under the Company’s otherwise applicable employee benefit plans and programs (including equity compensation plans) and immediate vesting of 50,000 stock options granted to Mr. Gerkens in connection with his appointment as Chief Executive Officer.

Other Benefits and Arrangements

On January 2, 2007, the Company entered into a letter agreement (the “LaRose Letter Agreement”) with Robert C. LaRose, its Executive Vice President and Chief Financial Officer, providing for certain changes in Mr. LaRose’s title, duties and compensation as an employee of the Company. Effective as of the date of the LaRose Letter Agreement, Mr. LaRose became the Company’s Executive Vice President and Co-Chief Financial Officer. Under the LaRose Letter Agreement, on June 1, 2007, Mr. LaRose is scheduled to cease to be an Executive Officer of the Company and will instead serve as Special Advisor to the President and Chief Executive Officer. The term of Mr. LaRose’s employment under the LaRose Letter Agreement will expire on December 31, 2008. Under the LaRose Letter Agreement, Mr. LaRose’s compensation and benefits will remain unchanged through May 31, 2007. Thereafter, his salary will be reduced to $100,000 (on an annualized basis). Mr. LaRose will be eligible for an ICP bonus for fiscal 2007 but will not be eligible for an ICP bonus with respect to fiscal 2008. Under the LaRose Letter Agreement, Mr. LaRose’s Key Executive Employment Protection Agreement, dated as of January 30, 1998, and amended as of August 7, 2002, will be terminated as of the close of business on May 31, 2007. In addition, under the LaRose Letter Agreement, certain other arrangements relating to Mr. LaRose’s employment will be terminated or modified as of May 31, 2007. Under the LaRose Letter Agreement, Mr. LaRose has agreed that until the later of the date on which his service under the LaRose Letter Agreement ceases and December 31, 2008, whichever period is longer, he will work exclusively for the Company and will not enter into any employment, consulting or similar arrangement of any kind with any competitor of the Company, without the prior written consent of the President and Chief Executive Officer of the Company, which consent shall not be unreasonably withheld.

The Company provides Named Executives with certain other benefits and arrangements that the Company believes are reasonable and consistent with its overall compensation program to enable the Company to continue to attract and maintain highly qualified individuals in key positions. The Company pays the premium associated with term life insurance policies covering each of the Named Executives. The dollar value paid by the Company on behalf of each of the Named Executives with respect to these policies is included in the Summary Compensation Table below. The Board has approved and the Company has entered into indemnification agreements with each of the Named Executives providing each such Named Executive with a contractual obligation from the Company to indemnify such individual in connection with such individual’s service as an employee of the Company (and in the case of Mr. Gerkens, his service as a member of the Company’s Board of Directors) to the fullest extent permitted by applicable law. The Company retains discretion to provide Named Executives with the use of certain equipment in connection with their job responsibilities, including, cell phone, blackberry and other computer and communications equipment and maintenance of hook-ups for such equipment in the Named Executive’s home.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a publicly traded company a federal income tax deduction for compensation in excess of $1 million paid to certain of its Executive Officers unless the amount of such excess is payable based solely upon the attainment of objective performance criteria. The Company has undertaken to qualify substantial components of the incentive compensation it makes available to its Executive Officers for the performance exception to non-deductibility. Stock option grants under the Company’s 2002 Employee Stock Option Plan currently meet these requirements. At the 2002 Annual Meeting, the Company received stockholder approval for the executive incentive compensation plan so that any annual awards payable thereunder (subject to certain limits) would qualify for the performance exception under Section 162(m). The Company seeks re-approval of this plan at the 2007 Annual Meeting. Under the plan as presented, the maximum annual bonus payment that could be awarded would be $3 million. For further information, see Proposal Number Three set forth in this Proxy Statement. The Company believes that tax deductibility of compensation is an important factor, but not the sole factor, to be considered in setting executive compensation policy. Accordingly, the Company generally intends to take such reasonable steps as are required to avoid the loss of a tax deduction due to Section 162(m), but the Compensation Committee reserves the right to pay amounts which are not deductible in appropriate circumstances.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Ronald W. Drucker, Chairman
David G. Bannister
William S. Elston
Merritt J. Mott
Diana M. Murphy

Compensation of Named Executive Officers.  The following table summarizes the compensation paid to the President and Chief Executive Officer, Executive Vice President and Co-Chief Financial Officer and the three other most highly compensated Executive Officers of the Company (collectively, the “Named Executives”) during 2006.

Summary Compensation Table

					Change in
					Pension Value
					and Nonqualified
				Non-Equity	Deferred
			Option	Incentive Plan	Compensation	All Other
		Salary	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Occupation	Year	(1)($)	(2)($)	($)	(3) ($)	(4)($)	($)

Henry H. Gerkens	2006	400,000	1,891,842	3,000,000	22,599	20,039	5,334,480
President and CEO
Robert C. LaRose*	2006	275,000	947,367	1,545,000	27,985	12,721	2,808,073
Executive Vice President and Co-Chief Financial Officer
Jeffery L. Pundt	2006	210,000	534,977	550,000		27,912	1,322,889
President Landstar Carrier Group
Ronald G. Stanley	2006	220,000	497,274	575,000		11,648	1,303,922
Vice President and Chief Operating Officer
Larry S. Thomas	2006	200,000	520,272	520,000	3,023	8,630	1,251,925
Vice President and Chief Information Officer

*	Mr. LaRose became Executive Vice President and Co-Chief Financial Officer on January 2, 2007. He was the Executive Vice President and Chief Financial Officer for the Company’s entire 2006 fiscal year.

(1)	Amounts shown include any salary deferred at the election of the Named Executive under the Landstar 401(k) Savings Plan and/or the Landstar Supplemental Executive Retirement Plan (the “SERP Plan”).

(2)	Option award amounts reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 30, 2006, in accordance with Financial Accounting Standard No. 123R, Share-Based Payment for options granted in 2006 and prior years, if applicable. Assumptions used in calculating the fair market value of options granted are included in the footnotes to the Company’s audited consolidated financial statements for the fiscal year ended December 30, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

(3)	Represents aggregate earnings during 2006 on investments held on behalf of the Named Executives under the Company’s SERP Plan.

(4)	Amounts for 2006 include contributions in the amount of $8,800 for Messrs. Gerkens, LaRose and Stanley, $8,000 for Mr. Thomas and $8,400 for Mr. Pundt made by the Company under the Landstar 401(k) Savings Plan on behalf of the Named Executives and contributions made by the Company under the SERP Plan on behalf of Messrs. Gerkens and LaRose, in the amounts of $7,200 and $2,200. Amounts for 2006 include the dollar value of term life insurance premiums paid by the Company on behalf of Messrs. Gerkens, LaRose, Stanley, Thomas and Pundt in the amounts of $4,039, $1,721, $2,848, $630 and $2,392, respectively. Amounts for 2006 include $17,120, which represents principal and interest forgiven under a loan extended to Mr. Pundt in connection with his relocation in 2001.

Grants of Plan-Based Awards.  The following table illustrates the threshold, target and maximum amounts that could have been payable in respect of 2006 services under the EICP. The actual amounts paid to each of the Named Executives under the EICP for 2006 are listed in the “Non-Equity Incentive Plan Compensation” column in the above Summary Compensation Table. The following table also sets forth the number of and information about stock options granted in fiscal 2006 to each of the Named Executives of the Company. The Company did not make any stock awards to any employees in respect of 2006 services.

Grants of Plan-Based Awards

						All Other		Grant
						Option		Date
						Awards:	Exercise	Fair	Closing
			Estimated Future Payouts			Number of	or Base	Value of	Market
		Date of	under Non-Equity Incentive			Securities	Price of	Stock and	Price on
		Compensation	Plan Awards			Underlying	Option	Option	Date of
	Grant	Committee	Threshold	Target	Maximum	Options	Awards	Awards	Grant
Name	Date	Action	($)	($)	($)	(#)	($/Sh)	($/Sh)	($/Sh)

Henry H. Gerkens	December 7, 2005	December 7, 2005	200,000	400,000	3,000,000
	February 2, 2006(1)	January 31, 2006				100,000	43.66	15.3411	44.26
Robert C. LaRose	December 7, 2005	December 7, 2005	103,125	206,250	3,000,000
	February 2, 2006(1)	January 31, 2006				80,000	43.66	15.3411	44.26
Jeffrey L. Pundt	December 7, 2005	December 7, 2005	94,500	126,000	3,000,000
	February 2, 2006(1)	January 31, 2006				50,000	43.66	15.3411	44.26
Ronald G. Stanley	December 7, 2005	December 7, 2005	99,000	132,000	3,000,000
	January 5, 2006(2)	December 7, 2005				20,000	42.38	14.8913	41.74
	February 2, 2006(1)	January 31, 2006				50,000	43.66	15.3411	44.26
Larry S. Thomas	December 7, 2005	December 7, 2005	90,000	120,000	3,000,000
	February 2, 2006(1)	January 31, 2006				40,000	43.66	15.3411	44.26

(1)	Options granted shall become exercisable in three equal installments on each of the first three anniversaries of the respective dates of grant, provided the employee is employed by the Company on each such anniversary date.

(2)	Options granted shall become exercisable on the fifth anniversary of the date of grant, provided the employee is employed by the Company on such anniversary date.

Option Exercises.  The following table sets forth the number and value of all options exercised during the 2006 fiscal year. Stock grants are not used as part of the Company’s compensation program; accordingly, no stock awards were granted or became vested during 2006.

Option Exercises

	Option Awards
	Number of
	Shares Acquired	Value Realized
	on Exercise	on Exercise
Name	(#)	(1)($)

Henry H. Gerkens	161,390	4,533,388
Robert C. LaRose	151,734	4,643,281
Jeffrey L. Pundt	27,840	1,004,716
Ronald G. Stanley	30,294	659,627
Larry S. Thomas	14,720	467,134

(1)	The value realized represents the difference between the fair market value of the shares acquired on the date of exercise and the exercise price of the option. The fair market value was calculated based upon the average of the high and low bid and ask prices per share of Common Stock as reported on NASDAQ on the respective option exercise dates.

Outstanding Equity Awards at Fiscal Year End.  The following table sets forth the outstanding equity awards held by the Named Executives at December 30, 2006.

Outstanding Equity Awards at Fiscal Year End

	Option Awards
			Equity Incentive
			Plan Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying	Option
	Unexercised	Unexercised	Unexercised	Exercise	Option
	Options	Options	Unearned	Price	Expiration
Name	Exercisable (#)	Unexercisable (#)	Options (#)	($/Sh)	Date

Henry H. Gerkens		34,666		19.0250	1/2/2014	(1)
		100,000		26.4688	7/1/2014	(2)
	66,667	133,333		37.3088	1/3/2015	(1)
		100,000		43.6600	2/2/2016	(1)
Robert C. LaRose		26,666		19.0250	1/2/2014	(1)
	26,668	53,332		37.3088	1/3/2015	(1)
		80,000		43.6600	2/2/2016	(1)
Jeffrey L. Pundt	4,800			8.5560	6/29/2011
		1,600		14.6207	1/2/2013	(4)
		22,720		13.1075	2/5/2013	(4)
	16,667	33,333		37.3088	1/3/2015	(1)
	400	1,600		32.1300	1/27/2015	(4)
		50,000		43.6600	2/2/2016	(1)
Ronald G. Stanley		26,666		37.3088	1/3/2015	(1)
		9,600		32.1300	1/27/2015	(4)
		20,000		42.3800	1/5/2016	(3)
		50,000		43.6600	2/2/2016	(1)
Larry S. Thomas		6,400		14.6207	1/2/2013	(4)
		10,240		13.1075	2/5/2013	(4)
		50,000		19.0250	1/2/2014	(5)
	13,334	26,666		37.3088	1/3/2015	(1)
	2,400	9,600		32.1300	1/27/2015	(4)
		40,000		43.6600	2/2/2016	(1)

(1)	All options, which may represent the remaining outstanding portion of an option award where options have previously been exercised, vest at a rate of 33 1/3% per year over the first 3 years of the option term, which began 10 years prior to the expiration date shown.

(2)	All options vest on December 31, 2008.

(3)	All options vest on January 5, 2011.

(4)	All options, which may represent the remaining outstanding portion of an option award where options have previously been exercised, vest at a rate of 20% per year over the first 5 years of the option term, which began 10 years prior to the expiration date shown.

(5)	All options vest on January 2, 2009.

Nonqualified Deferred Compensation.  The following table provides the contributions, earnings and balances under the Company’s SERP Plan as of and for the fiscal year ended December 30, 2006 for the Named Executives:

Nonqualified Deferred Compensation

					Aggregate
	Executive	Registrant	Aggregate		Balance
	Contributions	Contributions	Earnings	Aggregate	at Last
	in Last	in Last	in Last	Withdrawals/	Fiscal
	Fiscal Year	Fiscal Year	Fiscal Year	Distributions	Year End
Name	($)	($)	($)	($)	($)

Henry H. Gerkens	20,000	7,200	22,599		248,852
Robert C. LaRose	7,500	2,200	27,985		224,587
Larry S. Thomas	5,000		3,023		25,221

Eligible employees can elect to make deferred contributions to the SERP Plan, based on a percentage of their base salary, subject to certain limitations. To the extent the employee has achieved the maximum allowable matching contribution under the Landstar System, Inc. 401(k) Savings Plan, the Company will contribute an amount equal to 100% of the first 3% and 50% of the next 2% of such contributions subject to certain limitations. Interest, earnings or appreciation (less losses and depreciation) with respect to investment balances included in the employee’s SERP Plan account balance are credited to the employee’s investment balance. Distributions under the SERP Plan shall be paid in the same form and at the same time as distributions under the 401(k) Plan, or upon request by the employee, shortly after termination from employment. Investments in the SERP Plan include primarily mutual funds and are valued using quoted market prices. The table below shows the investment options available to an employee under the SERP Plan and their annual rate of return for the year ended December 30, 2006 as reported by the administrator of the SERP Plan.

Name of Fund	Rate of Return

STI Classic International Equity	24.62%
MFS Research International	27.23%
Templeton Growth	21.81%
AIM Global Equity	18.88%
AIM Small Cap Growth	14.30%
STI Classic Small Cap Growth Stock	1.51%
Goldman Sachs Small Cap Value	17.34%
T. Rowe Price Mid Cap Growth	6.27%
Franklin Small Mid Cap Growth	7.52%
T. Rowe Price Mid Cap Value	19.67%
AIM Constellation	5.85%
Massachusetts Investors Growth	7.48%
Fidelity Advisor Equity Growth	6.34%
Putnam Investors	13.89%
SunTrust Retirement 500 Index	15.34%
MFS Value	20.67%
STI Classic Large Cap Relative Value	17.15%
Goldman Sachs Large Cap Value	18.44%
Landstar System, Inc. Aggressive	13.59%
Landstar System, Inc. Moderate	10.93%
Landstar System, Inc. Conservative	7.63%
T. Rowe Price Retirement 2010	12.35%
T. Rowe Price Retirement 2020	14.02%
T. Rowe Price Retirement 2030	15.60%

Name of Fund	Rate of Return

T. Rowe Price Retirement 2040	15.61%
MFS Research Bond	4.14%
STI Classic Investment Grade Bond	4.72%
SunTrust Retirement Stable Asset	3.95%
STI Classic Prime Quality Money Market	4.60%
Landstar System, Inc. Common Stock	8.30%

Potential Payment Upon Termination or Change in Control

The table below reflects the amount of compensation payable to each of the Named Executives in the event of a change in control or possible change in control under the Key Executive Employment Protection Agreements, as further described in the Compensation Discussion and Analysis section of this Proxy Statement. The table below also reflects letter agreements between the Company and Mr. Gerkens, dated July 2, 2002 and April 27, 2004, respectively, that provides for certain severance benefits for Mr. Gerkens. Each of these letter agreements are further described in the Compensation Discussion and Analysis section of this Proxy Statement. In addition, in accordance with the provisions of the Company’s stock option plans, all outstanding, non-vested stock options are subject to accelerated vesting upon a change in control of the Company.

	Change in
	Control	Severance
Name	(1)($)	(2)($)

Henry H. Gerkens	4,366,043	2,015,328
Robert C. LaRose	1,533,228
Jeffrey L. Pundt	1,012,480
Ronald G. Stanley	447,502
Larry S. Thomas	1,795,294

(1)	Change in Control amounts include severance benefits, target bonus and medical benefits under the Key Executive Employment Protection Agreements, as described further in the Compensation Discussion and Analysis, plus the intrinsic value of options outstanding based on the closing price of $38.18 on December 30, 2006 and assuming accelerated vesting upon a change in control of the Company, effective as of that date. The value of medical benefits for each Named Executive equals the payments that may be required by such Named Executive for the continuation of existing coverage for up to one year under the Company’s medical benefit plans pursuant to such Named Executive’s Key Executive Employment Protection Agreement.

(2)	Severance amount includes severance and medical benefits plus the intrinsic value of options granted to Mr. Gerkens upon his appointment as President and Chief Executive Officer as described further in the Compensation Discussion and Analysis section of this Proxy Statement.

SECURITY OWNERSHIP BY MANAGEMENT AND OTHERS

The following table sets forth certain information concerning the beneficial ownership of the Company’s Common Stock as of March 1, 2007 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Director, nominee for election as a Director and Executive Officers of the Company, and (iii) all Directors and Executive Officers as a group. Except as otherwise indicated, the business address of each stockholder listed on the table below is c/o Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

		Amount and
		Nature of	Ownership
		Beneficial	Percent of
Name of Beneficial Owner	Position(s)	Ownership	Class(1)

(i)
FMR Corp.(2)(3)		6,623,477	11.8%
Wellington Management Company, LLP(2)(4)		5,892,165	10.5%
T. Rowe Price Associates, Inc.(2)(5)		4,458,830	8.0%
Barclays Global Investors, NA.(2)(6)		3,032,028	5.4%
Scout Capital Management, LLC(2)(7)		2,847,010	5.1%
(ii)
David G. Bannister(8)	Director	85,680	*
Ronald W. Drucker(9)	Director	124,000	*
Merritt J. Mott(10)	Director	62,400	*
William S. Elston(11)	Director and Nominee for Director	72,871	*
Diana M. Murphy(12)	Director and Nominee for Director	144,000	*
Jeffrey C. Crowe(13)	Director, Chairman of the Board	207,316	*
Henry H. Gerkens(14)	Director, President and Chief	301,333	*
	Executive Officer
Robert C. LaRose(15)	Executive Vice President and	120,001	*
	Co-Chief Financial Officer
Michael K. Kneller(16)	Vice President, General Counsel	23,568	*
	and Secretary
Jeffrey L. Pundt(17)	President of Landstar Ranger,	72,580	*
	Landstar Gemini, Landstar Inway, Landstar Ligon, Landstar Carrier Services
Ronald G. Stanley(18)	Vice President and Chief	57,035	*
	Operating Officer
Jim M. Handoush(19)	President of Landstar Global	66,378	*
	Logistics, Landstar Logistics, Landstar Express America
Larry S. Thomas(20)	Vice President and Chief	70,596	*
	Information Officer
James B. Gattoni(21)	Vice President and Co-Chief	71,288	*
	Financial Officer
Joseph J. Beacom(22)	Vice President and Chief	21,627	*
	Compliance, Security and Safety Officer
(iii)
All Directors and Executive Officers as a group (15 persons)(23)(24)		1,500,673	2.6%

*	Less than 1%

(1)	The percentages are based upon 56,081,887 shares, which equal the outstanding shares of the Company as of March 1, 2007. With respect to the calculation of the percentages for beneficial owners who hold options exercisable within 60 days of March 1, 2007, the number of shares of Common Stock on which such percentage is based also includes the number of shares underlying such options.

(2)	In accordance with the rules of the Securities and Exchange Commission, the information set forth is based on the most recent Schedule 13G (and amendments thereto) filed by this entity.

(3)	According to an amendment to its Schedule 13G filed jointly by FMR Corp. and Edward C. Johnson 3d (Chairman of FMR Corp.), on February 14, 2007, FMR Corp. is the beneficial owner of 6,623,477 shares of Common Stock. Certain of these shares are beneficially owned by FMR Corp. subsidiaries and related entities. The Schedule 13G discloses that FMR Corp. has sole voting power as to 357,252 shares of Common Stock and has sole power to dispose of 6,623,477 shares of Common Stock. The 13G also discloses that Mr. Johnson is the beneficial owner of 6,623,477 shares of Common Stock, does not have sole or shared voting power with respect to any shares of Common Stock, but has sole power to dispose of 6,623,477 shares of Common Stock. The Schedule 13G states that Mr. Johnson and various family members, through their ownership of FMR Corp. voting stock and the execution of a shareholders’ voting agreement, may be deemed to form a controlling group with respect to FMR Corp. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 6,213,157 shares of Common Stock, as a result of acting as investment adviser to various investment companies (the “Funds”) registered under Section 8 of the Investment Company Act of 1940. Mr. Johnson, FMR Corp. and the Funds each has sole power to dispose of the 6,213,157 shares owned by the Funds. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 (“34 Act”), is the beneficial owner of 12,100 shares of Common Stock as a result of its serving as investment manager of certain institutional accounts. Mr. Johnson and FMR Corp. each has sole power to dispose of, and sole voting power with respect to, these 12,100 shares of Common Stock. Pyramis Global Advisors Trust (“Pyramis”), 53 State Street, Boston, Massachusetts 02109, an indirect wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the 34 Act, is the beneficial owner of 397,220 shares of Common Stock as a result of its serving as investment manager of certain institutional accounts. Mr. Johnson and FMR Corp. each has sole power to dispose of 397,220 and sole voting power with respect to 344,152 shares of Common Stock owned by these institutional accounts. Fidelity International Limited (“FIL”), Pembroke Hall, 42 Crowlane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to non-U.S. investment companies (the “International Funds”) and certain institutional investors. FIL is the beneficial owner of 1,000 shares of the Common Stock outstanding. As a result of shares owned by a partnership controlled by Mr. Johnson (Chairman of FIL) and members of his family, FMR Corp. and FIL may be deemed to have formed a “group” for purposes of Section 13(d) under the 34 Act and may be required to attribute to each other the beneficial ownership of securities beneficially owned by the other corporation within the meaning of Rule 13d-3 promulgated under the 34 Act. As such, FMR Corp.’s beneficial ownership may include shares beneficially owned by FIL. FMR Corp. and FIL each disclaim beneficial ownership of Common Stock beneficially owned by the other. With the exception of FIL and Pyramis, the business address of each of the foregoing is 82 Devonshire Street, Boston, Massachusetts 02109.

(4)	According to a Schedule 13G filed on January 10, 2007, Wellington Management Company, LLP (“Wellington”) is a registered investment adviser who may be deemed to be the beneficial owner of 5,892,165 shares of Common Stock. Wellington has shared voting power with respect to 4,449,425 of such shares, shared dispositive power with respect to all such shares and no sole voting or dispositive power with respect to any of such shares. The business address of Wellington is 75 State Street, Boston, Massachusetts 02109.

(5)	According to an amendment to its Schedule 13G filed on February 13, 2007, T. Rowe Price Associates, Inc. (“Price Associates”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and is deemed to be the beneficial owner of 4,458,830 shares of Common Stock. Price Associates, however, expressly disclaims that it is, in fact, the beneficial owner of such shares. Price Associates has sole voting power with respect to 1,273,500 of such shares, no shared voting power with respect to such shares, and sole dispositive power with respect to all 4,458,830 shares. The business address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.

(6)	According to a Schedule 13G filed on January 23, 2007, (i) Barclays Global Investors, NA., is a bank as defined in section 3(a)(6) of the 34 Act, is deemed to be the beneficial owner of 1,770,722 shares of Common Stock, has the sole power to vote or direct the vote of 1,275,713 shares of Common Stock and sole power to dispose of 1,770,722 shares of Common Stock and has a business address of 45 Fremont Street, San Francisco, California 94105, (ii) Barclays Global Fund Advisors is a registered investment adviser and is deemed to be the beneficial owner of 1,225,011 shares of Common Stock, has the sole power to vote or direct the vote of 1,225,011 shares of Common Stock and sole power to dispose of 1,225,011 shares of Common Stock and has a business address of 45 Fremont Street, San Francisco, California 94105, (iii) Barclays Global Investors, Ltd., is a bank as defined in section 3(a)(6) of the 34 Act, is deemed to be the beneficial owner of 36,295 shares of Common Stock, has the sole power to vote or direct the vote of 36,295 shares of Common Stock and sole power to dispose of 36,295 shares of Common Stock and has a business address of Murray House, 1 Royal Mint Court, London, England EC3N 4HH, (iv) Barclays Global Investors Japan Trust and Banking Company Limited is a bank as defined in section 3(a)(6) of the 34 Act, is deemed to be the beneficial owner of no shares of Common Stock, has no sole or shared power to vote or direct the vote of any shares of Common Stock and no sole or shared power to dispose of any shares of Common Stock and has a business address of Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-0012 Japan, (v) Barclays Global Investors Japan Limited is a bank as defined in section 3(a)(6) of the 34 Act, is deemed to be the beneficial owner of no shares of Common Stock, has no sole or shared power to vote or direct the vote of any shares of Common Stock and no sole or shared power to dispose of any shares of Common Stock and has a business address of Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402 Japan, and (vi) Barclays Global Investors, NA., Barclays Global Fund Advisors, Barclays Global Investors, LTD., Barclays Global Investors Japan Trust and Banking Company Limited and Barclays Global Investors Japan Limited may be deemed to be the beneficial owner in the aggregate of 3,032,028 shares of Common Stock and to have the sole power to vote or direct the vote of 2,537,019 shares of Common Stock, sole power to dispose of 3,032,028 shares of Common Stock and no shared voting or dispositive power with respect to any of the shares.

(7)	According to a Schedule 13G filed on January 16, 2007, (i) Scout Family Partners, L.P., a Delaware limited partnership, is the beneficial owner of 27,010 shares of Common Stock and has shared voting power with respect to 27,010 shares of Common Stock, shared dispositive power with respect to 27,010 shares of Common Stock and no sole voting or dispositive power with respect to any shares of Common Stock, (ii) Scout Capital Partners II, L.P., a Delaware limited partnership, is the beneficial owner of 244,214 shares of Common Stock and has shared voting power with respect to 244,214 shares of Common Stock, shared dispositive power with respect to 244,214 shares of Common Stock and no sole voting or dispositive power with respect to any shares of Common Stock, (iii) Scout Capital, L.L.C., a Delaware limited liability company, is the beneficial owner of 271,224 shares of Common Stock and has shared voting power with respect to 271,224 shares of Common Stock, shared dispositive power with respect to 271,224 shares of Common Stock and no sole voting or dispositive power with respect to any shares of Common Stock, (iv) Scout Capital Management, L.L.C., a Delaware limited liability company, is the beneficial owner of 2,575,786 shares of Common Stock and has shared voting power with respect to 2,575,786 shares of Common Stock, shared dispositive power with respect to 2,575,786 shares of Common Stock and no sole voting or dispositive power with respect to any shares of Common Stock, (v) Adam Weiss, a citizen of the United States, is the beneficial owner of 2,847,010 shares of Common Stock and has shared voting power with respect to 2,847,010 shares of Common Stock, shared dispositive power with respect to 2,847,010 shares of Common Stock and no sole voting or dispositive power with respect to any shares of Common Stock and (vi) James Crichton, a citizen of the United States, is the beneficial owner of 2,847,010 shares of Common Stock and has shared voting power with respect to 2,847,010 shares of Common Stock, shared dispositive power with respect to 2,847,010 shares of Common Stock and no sole voting or dispositive power with respect to any shares of Common Stock. The business address of each of the foregoing is 640 Fifth Avenue, 22nd Floor, New York, New York 10019.

(8)	Includes 72,000 shares that may be acquired upon the exercise of options.

(9)	Includes 72,000 shares that may be acquired upon the exercise of options.

(10)	Includes 36,000 shares that may be acquired upon the exercise of options.

(11)	Includes 48,000 shares that may be acquired upon the exercise of options.

(12)	Includes 136,000 shares that may be acquired upon the exercise of options.

(13)	Includes 124,000 shares that may be acquired upon the exercise of options.

(14)	Includes 201,333 shares that may be acquired upon the exercise of options.

(15)	Includes 80,001 shares that may be acquired upon the exercise of options.

(16)	Includes 21,668 shares that may be acquired upon the exercise of options.

(17)	Includes 50,000 shares that may be acquired upon the exercise of options.

(18)	Includes 32,399 shares that may be acquired upon the exercise of options.

(19)	Includes 43,200 shares that may be acquired upon the exercise of options.

(20)	Includes 53,121 shares that may be acquired upon the exercise of options.

(21)	Includes 36,988 shares that may be acquired upon the exercise of options.

(22)	Includes 9,067 shares that may be acquired upon the exercise of options.

(23)	Represents amount of shares that may be deemed to be beneficially owned either directly or indirectly by all Directors and Executive Officers as a group.

(24)	Includes 1,015,777 shares that may be acquired upon the exercise of options.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Executive Officers and Directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Executive Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5 was required, the Company believes that during the fiscal year ended December 30, 2006, all reports required by Section 16(a) which are applicable to its Executive Officers, Directors and greater than ten percent beneficial owners were filed on a timely basis, except with respect to the following: on March 15, 2006, Mr. Mott sold 30,000 shares of the Company’s common stock at prices ranging from $46.01 to $46.91 per share. The Form 4 reporting this transaction was filed on March 22, 2006.

PROPOSAL NUMBER TWO —
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of KPMG LLP served as the independent registered public accounting firm for the Company for the fiscal year ended December 30, 2006. In addition to retaining KPMG LLP to audit the consolidated financial statements and the internal controls over financial reporting of the Company and its subsidiaries, KPMG LLP rendered certain tax and employee benefit audit services to the Company in fiscal year 2006 and expects to continue to do so in 2007. The aggregate fees billed for professional services by KPMG LLP in fiscal years 2006 and 2005 for services consisted of the following:

AUDIT FEES:  Fees for the audits of the financial statements and internal control over financial reporting and quarterly reviews were $934,000 for fiscal 2006 and $870,000 for fiscal 2005.

AUDIT RELATED FEES:  Fees for the audit of the Company’s 401(k) plan were $22,000 and $18,000 for fiscal 2006 and 2005, respectively.

TAX FEES:  Fees for assistance with tax compliance and tax audits were $108,841 for fiscal 2006 and $98,551 for fiscal 2005.

The Audit Committee has appointed KPMG LLP to continue in that capacity for fiscal year 2007, and has recommended to the Board that a resolution be presented to stockholders at the 2007 Annual Meeting to ratify that appointment. The Board has adopted such resolutions and hereby presents it to the Company’s stockholders. A representative of KPMG LLP will be present at the 2007 Annual Meeting and will have an opportunity to make a statement and respond to questions from stockholders as appropriate.

Assuming the presence of a quorum, to be approved, this proposal must receive the affirmative vote of the holders of a majority of the Common Stock, present, in person or by proxy, at the 2007 Annual Meeting. Abstentions from voting and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

PROPOSAL NUMBER THREE —
PROPOSAL TO APPROVE THE LANDSTAR SYSTEM, INC. EXECUTIVE INCENTIVE
COMPENSATION PLAN

INTRODUCTION

To further the policy of providing the Company’s key employees the opportunity to earn competitive levels of incentive compensation based primarily on the performance of the Company, the Board adopted and the stockholders approved the Landstar System, Inc. Executive Compensation Plan (the “EICP”) effective January 1, 2002. The EICP has been designed to assure that any amounts paid to Executive Officers will not fail to be deductible by the Company for federal income tax purposes because of the limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).

To continue to assure the deductibility by the Company for federal income tax purposes of certain compensation payable under the EICP and pursuant to the requirements of Section 162(m), the Board has re-adopted the EICP, effective January 1, 2007, subject to the approval of the Company’s stockholders.

The proposed EICP is set forth in Exhibit A. A summary of the EICP is set forth below and is qualified in its entirety by reference to the full text of the EICP.

EXECUTIVE INCENTIVE COMPENSATION PLAN

ELIGIBILITY.  The EICP authorizes the Compensation Committee of the Board or any subcommittee thereof (the “Committee”) to award annual incentive compensation to officers and other key employees of the Company and its subsidiaries, including all of the Company’s Executive Officers. The number of eligible participants in the EICP will vary from year to year at the discretion of the Committee. It is expected that approximately 12 employees (including all of the Company’s current Executive Officers) will be eligible to receive incentive compensation under the EICP for 2007.

PERFORMANCE CRITERIA.  On or before April 1 of each year (or such other date as may be required or permitted under Section 162(m)), the Committee will establish performance objectives that must be attained in order for the Company to pay bonuses under the EICP. The performance objectives will be based upon one or more of the following criteria: (i) actual earnings per share on the Common Stock, (ii) budgeted earnings per share on the Common Stock, (iii) the Company’s consolidated earnings before income taxes, (iv) the Company’s consolidated operating income, (v) individual subsidiary operating income, (vi) total return to the Company’s stockholders, assuming the reinvestment of dividends, and/or (vii) return on shareholders’ equity.

PAYMENT OF ANNUAL AWARDS.  If any of the performance criteria established by the Committee is satisfied, the Committee may award an annual bonus to an eligible participant in an amount equal to a maximum of $3,000,000. The Committee has the discretion to pay amounts which are less than the maximum amount payable under the EICP based on individual performance or such other criteria as the Committee shall deem relevant and may establish annually rules or procedures that will limit the amounts payable to each participant to a level which is below the maximum amount authorized. The Committee, in its discretion, may pay up to 50% of a bonus award in Common Stock, the number of shares of Common Stock so paid to be determined by dividing the dollar value of the portion of the award to be paid in Common Stock by the Fair Market Value (as defined in the EICP) of a share of Common Stock on the date of grant. In no event shall the aggregate market value of the Common Stock awarded under the EICP with respect to any calendar year exceed $1,000,000. The distribution of Common Stock shall be subject to such terms and conditions as the Committee shall determine, including such requirements as continued services for the vesting of such award. A participant who is not an employee of the Company or one of its subsidiaries on the last day of the calendar year for which the award is payable shall receive a pro-rated award, based on the full year’s performance, unless the Committee determines that the participant will not receive such an award.

Notwithstanding anything else in the EICP to the contrary, the Committee shall also have the authority, in its discretion, (i) to pay annual bonuses for any calendar year to eligible participants whose compensation is not subject to the restrictions of Section 162(m) for that calendar year and (ii) to provide for a minimum bonus amount for any calendar year in connection with the hiring of any person who is or becomes subject to the restrictions of Section 162(m).

ADMINISTRATION.  The Committee, which shall at all times be comprised of at least two directors, each of whom is an “outside director” for purposes of Section 162(m), shall administer and interpret the EICP. In all events, the EICP shall be interpreted in a manner which is consistent with the requirements to qualify the payments made thereunder as performance based compensation under Section 162(m). Subject to the express provisions of the EICP, the Committee shall have the authority to select officers and key employees eligible to participate in the EICP, to establish the performance objectives for each calendar year, and to reduce the amount that may be paid to any participant from the maximum amount otherwise payable pursuant to the EICP. Prior to making any payment to any Executive Officer pursuant to the EICP, the Committee shall be required to certify that the performance objectives have been attained and the amount payable to such Executive Officer.

AMENDMENT AND TERMINATION.  The Board or the Committee may at any time amend, terminate or suspend the EICP, except that (i) no such action shall, without the consent of such participant, adversely affect the rights of any participant with respect to any award with respect to any calendar year which already commenced and (ii) no such action shall be effective without approval by stockholders of the Company to the extent that such approval is required to continue to qualify the payments under the EICP for treatment as performance based compensation under Section 162(m). Notwithstanding anything else in the EICP to the contrary, the EICP will not be effective with respect to calendar years ending after December 31, 2011, unless otherwise extended by action of the Board.

FEDERAL INCOME TAX CONSEQUENCES.  Cash payments made under the EICP will be taxable to the recipients thereof when paid and the Company will generally be entitled to a federal income tax deduction in the calendar year for which the amount is paid. Any portion of a bonus award which is to be paid in Common Stock will be taxable to the recipient in an amount equal to the fair market value of such Common Stock on the date when such Common Stock is no longer subject to any restrictions. The Company will generally be entitled to a deduction in the calendar year in which the participant recognizes such income.

NEW PLAN AWARDS.  Because payment of any award will be contingent on the attainment of performance objectives established for such year by the Committee, the amounts payable to eligible participants under the EICP for any calendar year during which the EICP is in effect cannot be determined. The Company expects that in operation the EICP, as it relates to the Company’s current Executive Officers, will produce results substantially similar to the predecessor plan that was adopted by stockholders in 2002. The following table presents the payments authorized under the EICP for services in 2006, based on the terms of that plan as in effect in 2006.

Name	Dollar Value
($)

Henry H. Gerkens	3,000,000
Robert C. LaRose	1,545,000
Jeffrey L. Pundt	550,000
Ronald G. Stanley	575,000
Larry S. Thomas	520,000
All Executive Officers	7,795,000

To be approved, this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the 2007 Annual Meeting and entitled to vote thereon.

Abstentions from voting on this proposal will have the same effect as voting against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

STOCKHOLDER PROPOSALS

In accordance with regulations issued by the SEC, stockholder proposals intended for presentation at the 2008 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 3, 2007, if such proposals are to be considered for inclusion in the Company’s Proxy Statement. In accordance with the Company’s Bylaws, stockholder proposals intended for presentation at the 2008 Annual Meeting of Stockholders that are not intended to be considered for inclusion in the Company’s Proxy Statement must be received by the Secretary of the Company not later than 35 days prior to the 2008 Annual Meeting of Stockholders. For any proposal that is not submitted for inclusion in the next year’s Proxy Statement, but is instead sought to be presented directly at the 2008 Annual Meeting, SEC rules permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on February 17, 2008 and advises stockholders in the 2008 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on February 17, 2008.

In addition, in accordance with the Company’s Bylaws, stockholder proposals intended for presentation at the 2007 Annual Meeting of Stockholders that are not intended for inclusion in the Company’s Proxy Statement must be received by the Company not later than March 29, 2007. For any proposal that is not submitted for inclusion in this year’s Proxy Statement, but is instead sought to be presented directly at the 2007 Annual Meeting, SEC rules permit management to vote proxies in its discretion if the Company: (1) received notice of the proposal before the close of business on February 16, 2007, and advises stockholders in this year’s Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) did not receive notice of the proposal prior to the close of business on February 16, 2007.

All proposals should be mailed via certified mail and addressed to Michael K. Kneller, Secretary, Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The Company and its intermediaries shall provide one copy of a proxy statement or annual report to two or more security holders who share an address in accordance with Rule 14a-3(e)(1) of the Securities Exchange Act of 1934, as amended, where consent of such security holders has been properly obtained and where neither the Company nor the intermediary has received contrary instructions from one or more of such security holders. The Company undertakes to deliver promptly upon written or oral request a separate copy of a proxy statement or annual report, as applicable, to any security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of a proxy statement or annual report by contacting the Company at the following phone number and/or mailing address:

Landstar System, Inc.
Investor Relations
13410 Sutton Park Drive South
Jacksonville, FL 32224
Phone: 904-398-9400

Security holders sharing an address can also request delivery of a single copy of a proxy statement or an annual report if they are receiving multiple copies of proxy statements or annual reports by contacting the Company at the preceding phone number and/or mailing address.

OTHER MATTERS

Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE
ENCLOSED PROXY CARD PROMPTLY

By Order of the Board of Directors

/s/ Michael K. Kneller
Michael K. Kneller
Vice President, General Counsel & Secretary

13410 Sutton Park Drive South
Jacksonville, FL 32224

THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER OF THE COMPANY WHO SO REQUESTS, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 30, 2006, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO LANDSTAR SYSTEM, INC., ATTENTION: MICHAEL K. KNELLER, SECRETARY, 13410 SUTTON PARK DRIVE SOUTH, JACKSONVILLE, FLORIDA 32224.

Exhibit A

LANDSTAR SYSTEM, INC.

EXECUTIVE INCENTIVE COMPENSATION PLAN
(EFFECTIVE AS OF JANUARY 1, 2007)

1.	PURPOSE.

The purposes of the Plan are to enable the Company and its Subsidiaries to attract, retain, motivate and reward the best qualified executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to the Company’s performance. The Plan is designed to assure that amounts paid to certain executive officers of the Company will not fail to be deductible by the Company for Federal income tax purposes because of the limitations imposed by Section 162(m).

2.	DEFINITIONS.

Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably and that each comprehends the others.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Committee” shall mean the Compensation Committee of the Board (or such other committee of the Board that the Board shall designate from time to time) or any subcommittee thereof comprised of two or more directors each of whom is an “outside director” within the meaning of Section 162(m).

(c) “Common Stock” shall mean the common stock of the Company, par value $.01, any common stock into which such common stock may be changed, and any common stock resulting from any reclassification of such common stock.

(d) “Company” shall mean Landstar System, Inc.

(e) “Covered Employee” shall have the meaning set forth in Section 162(m).

(f) “Fair Market Value” shall mean, on any date, the average of the bid and asked for price of a share of Common Stock as reported on the NASDAQ Global Market System (“NASDAQ”) (or on such other recognized market or quotation system on which the trading prices of the Common Stock are traded or quoted at the relevant time) on such date. In the event that there are no Common Stock transactions reported on NASDAQ (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported.

(g) “Grant Date” shall mean, with respect to any shares of Common Stock awarded pursuant to the Plan, the date on which the Committee determines the portion, if any, of a Participant’s bonus which is payable in Common Stock.

(h) “Participant” shall mean (i) each executive officer of the Company and (ii) each other key employee of the Company or a Subsidiary who the Committee designates as a participant under the Plan.

(i) “Plan” shall mean the Landstar System, Inc. Executive Incentive Compensation Plan, as set forth herein and as may be amended from time to time.

(j) “Section 162(m)” shall mean Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (including any proposed regulations).

(k) “Subsidiary” shall mean any corporation in which the Company owns, directly or indirectly, stock representing more than 50% of the voting power of all classes of stock entitled to vote.

3.	ADMINISTRATION.

The Committee shall administer and interpret the Plan, provided that, in no event, shall the Plan be interpreted in a manner which would cause any amount payable under the Plan to any Covered Employee to fail to qualify as performance-based compensation under Section 162(m). The Committee shall establish the performance objectives for any calendar year in accordance with Section 4 and certify whether such performance objectives have been obtained. Any determination made by the Committee under the Plan shall be final and conclusive. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or a Subsidiary) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual’s willful misconduct.

4.	BONUSES.

(a) Performance Criteria.  On or before April 1 of each year (or such other date as may be required or permitted under Section 162(m)), the Committee shall establish the performance objective or objectives that must be satisfied in order for a Participant to receive a bonus for such year. Any such performance objectives will be based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Committee: (i) actual earnings per share on the Common Stock; (ii) budgeted earnings per share on the Common Stock; (iii) the Company’s consolidated earnings before income taxes; (iv) the Company’s consolidated operating income; (v) individual Subsidiary’s operating income; (vi) total return to the Company’s shareholders, assuming the reinvestment of dividends; and (vii) return on shareholders equity.

(b) Maximum Amount Payable.  If the Committee certifies in writing that any of the performance objectives established for the relevant year under Section 4(a) has been satisfied, each Participant who is employed by the Company or one of its Subsidiaries on the last day of the calendar year for which the bonus is payable shall be entitled to receive an annual bonus equal to a maximum of $3,000,000. Unless the Committee shall otherwise determine, if a Participant’s employment terminates for any reason (including, without limitation, his death, disability or retirement under the terms of any retirement plan maintained by the Company or a Subsidiary) prior to the last day of the calendar year for which the bonus is payable, such Participant shall receive an annual bonus equal to the amount the Participant would have received as an annual bonus award if such Participant had remained an employee through the end of the year multiplied by a fraction, the numerator of which is the number of days that elapsed during the calendar year in which the termination occurs prior to and including the date of the Participant’s termination of employment and the denominator of which is 365.

(c) Negative Discretion.  Notwithstanding anything else contained in Section 4(b) to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 4(b) based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 4(b).

(d) Affirmative Discretion.  Notwithstanding any other provision in the Plan to the contrary, (i) the Committee shall have the right, in its discretion, to pay to any Participant who is not a Covered Employee an annual bonus for such year in an amount up to the maximum bonus payable under Section 4(b), based on individual performance or any other criteria that the Committee deems appropriate and (ii) in connection with the hiring of any person who is or becomes a Covered Employee, the Committee may provide for a minimum bonus amount in any calendar year, regardless of whether performance objectives are attained.

(e) Awards of Common Stock.  The Committee in its discretion may determine that up to 50% of a Participant’s bonus shall be payable in Common Stock. The number of shares of Common Stock to be awarded shall be determined by dividing the dollar value of the portion of a Participant’s bonus which is payable in Common Stock by the Fair Market Value of a share of Common Stock on the Grant Date, provided, however, that in no event shall the aggregate Fair Market Value of Common Stock awarded under the Plan with respect to any calendar year exceed $1,000,000. The distribution of Common Stock shall be subject to such terms and conditions as the Committee shall determine, including such requirements as continued services for the vesting of such award.

5.	PAYMENT.

Except as may be determined pursuant to the terms of Section 4(e) or as otherwise provided hereunder, payment of any bonus amount determined under Section 4 shall be made to each Participant as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been attained (or, in the case of any bonus payable under the provisions of Section 4(d), after the Committee determines the amount of any such bonus).

6.	GENERAL PROVISIONS.

(a) Effectiveness of the Plan.  Subject to the approval by the holders of the Common Stock at the 2007 Annual Meeting of Stockholders, the Plan shall be effective with respect to calendar years beginning on or after January 1, 2007 and ending on or before December 31, 2011 unless the term hereof is extended by action of the Board.

(b) Amendment and Termination.  Notwithstanding Section 6(a), the Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however, that no such amendment, suspension, discontinuance or termination shall adversely affect the rights of any Participant in respect of any calendar year which has already commenced and no such action shall be effective without approval by the shareholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees as performance-based compensation under Section 162(m).

(c) Designation of Beneficiary.  Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

(d) No Right of Continued Employment.  Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Subsidiaries.

(e) No Limitation on Corporate Actions.  Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

(f) Nonalienation of Benefits.  Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under this Plan are not assignable or transferable except to (i) a corporation which acquires all or substantially all of the Company’s assets or (ii) any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s beneficiaries, heirs, executors, administrators or successors in interest.

(g) Withholding.  Any amount payable to a Participant or a beneficiary under this Plan shall be subject to any applicable federal, state and local income and employment taxes and any other amounts that the Company or a Subsidiary is required at law to deduct and withhold from such payment.

(h) Severability.  If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(i) Governing Law.  The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to the principles of conflict of laws.

(j) Headings.  Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

LANDSTAR SYSTEM, INC.
13410 SUTTON PARK DRIVE SOUTH
JACKSONVILLE, FL 32224
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints James B. Gattoni and Michael K. Kneller, jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes each or both of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Landstar System, Inc., held of record by the undersigned on March 15, 2007, at the Annual Meeting of Stockholders to be held in the offices of Landstar System, Inc., at 1000 Simpson Road, Rockford, Illinois 61102 on Thursday, May 3, 2007, at 9:00 a.m., central daylight time, or any adjournment thereof. None of the matters to be acted upon, each of which has been proposed by Landstar System, Inc. (the “Company”), is related to or conditioned on the approval of other matters.
**CONTINUED AND TO BE SIGNED ON REVERSE SIDE**

FOLD AND DETACH HERE
To change your address mark this box   ☐
To include comments, please mark this box   ☐
Comments or change of address

Landstar System, Inc.
P.O. Box 11113
New York, NY
10203-0113

This proxy when properly executed will be voted in accordance with the specifications made herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL Proposals.
**PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE**
VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.
1.	ELECTION OF DIRECTORS.

FOR both nominees listed to the right (except as marked to the contrary)	☐	WILLIAM S. ELSTON DIANA M. MURPHY

WITHHOLD AUTHORITY to vote for both nominees listed to the right	☐	(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name above)
2.	RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2007.
FOR ☐                    AGAINST ☐                    ABSTAIN ☐
3.	TO APPROVE THE COMPANY’S EXECUTIVE INCENTIVE COMPENSATION PLAN.
FOR ☐                    AGAINST ☐                    ABSTAIN ☐
4.	IN THEIR DISCRETION, EACH OF THE PROXIES IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signed as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
DATED:

Share Owner Sign Here

Co-Owner Sign Here